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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Proxy Statement of our reports dated May 8, 1998 on our audits of: (1) the consolidated financial statements of the Constellation Service Companies and (2) the combined statement of revenues and certain expenses of the Constellation Properties. We also consent to the reference to our firm under the caption "EXPERTS."


/s/ PRICEWATERHOUSECOOPERS LLP



Baltimore, MD
July 20, 1998